EXHIBIT 99.1

FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Record Fourth Quarter 2018 Financial Results
EMERYVILLE, CA, Feb. 12, 2019 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported GAAP net income of $35.5 million, or $0.46 per diluted share, and adjusted net income of $32.1 million, or $0.46 per diluted share, for its fourth quarter ended December 31, 2018. This compares with GAAP net income of $24.8 million, or $0.36 per diluted share, and adjusted net income of $31.8 million, or $0.46 per diluted share for the third quarter ended September 30, 2018. In the fourth quarter ended December 31, 2017, the company reported a GAAP net loss of $1.8 million, or $(0.03) per diluted share, and adjusted net income of $14.0 million, or $0.22 per diluted share. The non-GAAP financial measures adjusted net income, adjusted diluted earnings per share and adjusted return-on-equity are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" and our reconciliation of such measures to their most comparable GAAP measures, below.
Claudia Merkle, CEO of National MI, said, "National MI delivered record fourth quarter financial results, capping a year of standout success in customer development, portfolio growth, risk management, and financial performance. We reported record fourth quarter new insurance written of $7.0 billion, record net premiums earned of $69.3 million, record adjusted net income of $32.1 million, and adjusted return-on-equity of 18.8%. We continued to grow our high-quality insured portfolio at an industry-leading rate while actively shaping the risk profile of our new production with Rate GPS, our granular risk selection and pricing engine."

•	As of December 31, 2018, the company had primary insurance-in-force of $68.6 billion, up 8% from $63.5 billion at September 30, 2018 and up 41% compared to $48.5 billion as of December 31, 2017.

•
Net premiums earned for the quarter were $69.3 million, compared to $65.4 million in the third quarter of 2018. Net premiums earned for the quarter were up 38% compared to $50.1 million in the fourth quarter of 2017.

•	Total underwriting and operating expenses in the fourth quarter were $29.4 million compared to $30.4 million in the third quarter of 2018, and $28.3 million in the fourth quarter a year ago.

•
At quarter-end, cash and investments were $937 million and shareholders’ equity was $701 million, equal to $10.58 per share. Return-on-equity for the quarter was 20.9% and adjusted return-on-equity (a non-GAAP measure) was 18.8%.

•	At quarter-end, the company had total PMIERs available assets of $734 million, which compares with risk-based required assets under PMIERs of $511 million.
The non-GAAP measures of adjusted net income, adjusted diluted EPS and adjusted return-on-equity for the quarters presented exclude the after tax impact of periodic capital markets transaction costs, changes in the fair value of our warrant liability and realized gains or losses from our investment portfolio.

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	12/31/2018	9/30/2018	12/31/2017	Q/Q	Y/Y
Primary Insurance-in-Force ($billions)	$68.6	$63.5	$48.5	8%	41%
New Insurance Written - NIW ($billions)
Monthly premium	6.3	6.7	5.7	(6)%	10%
Single premium	0.7	0.7	1.2	(3)%	(42)%
Total	7.0	7.4	6.9	(5)%	1%

Premiums Earned ($millions)	69.3	65.4	50.1	6%	38%
Underwriting & Operating Expense ($millions)	29.4	30.4	28.3	(3)%	4%
Loss Expense ($millions)	2.1	1.1	2.4	95%	(10)%
Loss Ratio	3.1%	1.7%	4.7%
Cash & Investments ($millions)	$936.8	$892.6	$735.1	5%	27%
Book Equity ($millions)	701.5	660.5	509.1	6%	38%
Book Value per Share	$10.58	$9.96	$8.41	6%	26%
(1) Percentages may not be recalculated based on the rounded figures presented in the table.
Conference Call and Webcast Details
The company will hold a conference call and live webcast today, February 12, 2019 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The call also can be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 for international callers using Conference ID: 8580609, or by referencing NMI Holdings, Inc.
About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), and the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: changes in the business practices of Fannie Mae and Freddie Mac (collectively, the GSEs), including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements (PMIERs) and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (D.C.) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including government mortgage insurers, such as the Federal Housing Administration, U.S. Department of Agriculture's Rural Housing Service and the Veterans Administration, and potential market entry by new competitors or consolidation of existing competitors; developments in the world's financial and capital markets and our access to such markets,

EXHIBIT 99.1

including reinsurance; adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators; legislative or regulatory changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low-down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from recent natural disasters, including, with respect to the affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2017 and in Item IA of Part II of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.
Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income and adjusted diluted earnings per share (EPS) enhance the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented in order to increase transparency and enhance the comparability of our fundamental operating trends across periods.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred.
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the years that non-vested shares are anti-dilutive under GAAP.
Adjusted return-on-equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders’ equity for the period.
Although adjusted income before tax, adjusted net income and adjusted diluted EPS exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.

EXHIBIT 99.1

(1)
Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.

(2)
Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.

(3)
Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.

(4)
Infrequent or unusual non-operating items. Items that are the result of unforeseen or uncommon events, which occur separately from operating earnings and are not expected to recur in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are non-recurring in nature, are not part of our primary operating activities and do not reflect our current period operating results.

We believe the disclosure of these items and adjustments provides increased transparency to investors and enhances the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417
Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income	For the three months ended December 31,		For the year ended December 31,
	2018	2017	2018	2017
Revenues	(In Thousands, except for per share data)
Net premiums earned	$69,261	$50,079	$251,197	$165,740
Net investment income	6,952	4,388	23,538	16,273
Net realized investment gains	6	9	57	208
Other revenues	40	62	233	522
Total revenues	76,259	54,538	275,025	182,743
Expenses
Insurance claims and claim expenses	2,141	2,374	5,452	5,339
Underwriting and operating expenses	29,384	28,297	117,236	106,979
Total expenses	31,525	30,671	122,688	112,318
Other expense
Gain (loss) from change in fair value of warrant liability	3,538	(3,426)	(1,397)	(4,105)
Interest expense	(3,028)	(3,382)	(14,979)	(13,528)
Total other expense	510	(6,808)	(16,376)	(17,633)

Income before income taxes	45,244	17,059	135,961	52,792
Income tax expense	9,724	18,825	28,034	30,742
Net income (loss)	$35,520	$(1,766)	$107,927	$22,050

Earnings (losses) per share
Basic	$0.54	$(0.03)	$1.66	$0.37
Diluted	$0.46	$(0.03)	$1.60	$0.35

Weighted average common shares outstanding
Basic	66,308	60,219	65,019	59,816
Diluted	69,013	60,219	67,652	62,186

Loss Ratio(1)	3.1%	4.7%	2.2%	3.2%
Expense Ratio(2)	42.4%	56.5%	46.7%	64.5%
Combined ratio	45.5%	61.2%	48.9%	67.7%

Net income	$35,520	$(1,766)	$107,927	$22,050
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) in accumulated other comprehensive income, net of tax expense (benefit) of $392 and ($1,273) for the three months ended December 31, 2018 and 2017, respectively, and ($3,285) and $1,234 for the year ended December 31, 2018 and 2017, respectively	1,476	(2,094)	(12,357)	2,559
Reclassification adjustment for realized (gains) losses included in net income, net of tax expense (benefit) of $1 and $73 for the three months ended December 31, 2018 and 2017, respectively, and ($27) and $73 for the year ended December 31, 2018 and 2017, respectively	(4)	(135)	102	(131)
Other comprehensive (loss) income, net of tax	1,472	(2,229)	(12,255)	2,428
Comprehensive income	$36,992	$(3,995)	$95,672	$24,478

(1)	Loss ratio is calculated by dividing the provision for insurance claims and claims expenses by net premiums earned.

(2)	Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

Consolidated balance sheets	December 31, 2018	December 31, 2017
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $924,987 and $713,859 as of December 31, 2018 and December 31, 2017, respectively)	$911,490	$715,875
Cash and cash equivalents (including restricted cash of $1,414 and $0 as of December 31, 2018 and December 31, 2017, respectively)	25,294	19,196
Premiums receivable	36,007	25,179
Accrued investment income	5,694	4,212
Prepaid expenses	3,241	2,151
Deferred policy acquisition costs, net	46,840	37,925
Software and equipment, net	24,765	22,802
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	30,370	40,250
Deferred tax asset, net	—	19,929
Other assets	4,708	3,695
Total assets	$1,092,043	$894,848

Liabilities
Term loan	$146,757	$143,882
Unearned premiums	158,893	163,166
Accounts payable and accrued expenses	31,141	23,364
Reserve for insurance claims and claim expenses	12,811	8,761
Reinsurance funds withheld	27,114	34,102
Deferred ceding commission	3,791	5,024
Warrant liability, at fair value	7,296	7,472
Deferred tax liability, net	2,740	—
Total liabilities	390,543	385,771

Shareholders' equity
Common stock - class A shares, $0.01 par value; 66,318,849 and 60,517,512 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively (250,000,000 shares authorized)	663	605
Additional paid-in capital	682,181	585,488
Accumulated other comprehensive loss, net of tax	(14,832)	(2,859)
Retain earnings (accumulated deficit)	33,488	(74,157)
Total shareholders' equity	701,500	509,077
Total liabilities and shareholders' equity	$1,092,043	$894,848

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations
	Quarter ended		Quarter ended	Quarter ended
	12/31/2018		9/30/2018	12/31/2017
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$69,261		$65,407	$50,079
Net investment income	6,952		6,277	4,388
Net realized investment gains (losses)	6		(8)	9
Other revenues	40		85	62
Total revenues	76,259		71,761	54,538
Expenses
Insurance claims and claims expenses	2,141		1,099	2,374
Underwriting and operating expenses	29,384		30,379	28,297
Total expenses	31,525		31,478	30,671
Other Expense
Gain (Loss) from change in fair value of warrant liability	3,538		(5,464)	(3,426)
Interest expense	(3,028)		(2,972)	(3,382)
Total other expense	510		(8,436)	(6,808)

Income before income taxes	45,244		31,847	17,059
Income tax expense	9,724		7,036	18,825
Net income (loss)	$35,520		$24,811	$(1,766)

Adjustments:
Net realized investment (gains) losses (1)	(6)		8	(9)
(Gain) Loss from change in fair value of warrant liability	(3,538)		5,464	3,426
Capital markets transaction costs	102		1,871	—
Adjusted income before taxes	41,802		39,190	20,476

Income tax expense on adjustments	20		395	1,196
Deferred tax (expense) adjustments	—		—	(13,554)
Adjusted net income	$32,058		$31,759	$14,009

Weighted average diluted shares outstanding	69,013		68,844	60,219
Adjusted diluted effect of non-vested shares	—		—	3,449
Adjusted weighted average diluted shares outstanding	69,013		68,844	63,668

Diluted EPS	$0.46	(2)	$0.36	$(0.03)
Adjusted diluted EPS	$0.46		$0.46	$0.22

Return-on-equity	20.9%		15.4%	(1.4)%
Adjusted return-on-equity	18.8%		19.7%	11.0%

(1)	Prior periods have been adjusted for consistency and presentation purposes.
(2) Diluted net income excludes the impact of the warrant fair value change as it was anti-dilutive.  For all other periods presented, diluted net income equals reported net income as the impact of the warrant fair value change was dilutive.

EXHIBIT 99.1

Historical Quarterly Data	2018				2017
	December 31	September 30	June 30	March 31	December 31	September 30
Revenues	(In Thousands, except for per share data)
Net premiums earned	$69,261	$65,407	$61,615	$54,914	$50,079	$44,519
Net investment income	6,952	6,277	5,735	4,574	4,388	4,170
Net realized investment gains (losses)	6	(8)	59	—	9	69
Other revenues	40	85	44	64	62	195
Total revenues	76,259	71,761	67,453	59,552	54,538	48,953
Expenses
Insurance claims and claim expenses	2,141	1,099	643	1,569	2,374	957
Underwriting and operating expenses	29,384	30,379	29,020	28,453	28,297	24,645
Total expenses	31,525	31,478	29,663	30,022	30,671	25,602

Other expense (1)	510	(8,436)	(5,451)	(2,999)	(6,808)	(3,854)

Income before income taxes	45,244	31,847	32,339	26,531	17,059	19,497
Income tax expense	9,724	7,036	7,098	4,176	18,825	7,185
Net income (loss)	$35,520	$24,811	$25,241	$22,355	$(1,766)	$12,312

Earnings (losses) per share
Basic	$0.54	$0.38	$0.38	$0.36	$(0.03)	$0.21
Diluted	$0.46	$0.36	$0.37	$0.34	$(0.03)	$0.20

Weighted average common shares outstanding
Basic	66,308	65,948	65,664	62,099	60,219	59,884
Diluted	69,013	68,844	68,616	65,697	60,219	63,089

Other data
Loss Ratio (2)	3.1%	1.7%	1.0%	2.9%	4.7%	2.1%
Expense Ratio (3)	42.4%	46.4%	47.1%	51.8%	56.5%	55.4%
Combined ratio	45.5%	48.1%	48.1%	54.7%	61.2%	57.5%

(1)	Other expense includes the gain from change in fair value of warrant liability and interest expense.

(2)	Loss ratio is calculated by dividing the provision for insurance claims and claims expenses by net premiums earned.

(3)	Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	Three months ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(In Millions)
Monthly	$6,296	$6,675	$5,711	$5,441	$5,736	$4,833
Single	666	686	802	1,019	1,140	1,282
Primary	$6,962	$7,361	$6,513	$6,460	$6,876	$6,115

Primary and pool IIF	As of
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(In Millions)
Monthly	$51,655	$46,967	$41,843	$37,574	$33,268	$28,707
Single	16,896	16,560	16,246	15,860	15,197	14,552
Primary	68,551	63,527	58,089	53,434	48,465	43,259

Pool	2,901	2,974	3,064	3,153	3,233	3,330
Total	$71,452	$66,501	$61,153	$56,587	$51,698	$46,589
The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction and 2018 QSR Transaction, and collectively, the QSR Transactions) for the periods indicated.

	As of and for the three months ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(In Thousands)
Ceded risk-in-force	$4,292,450	$3,960,461	$3,606,928	$3,304,335	$2,983,353	$2,682,982
Ceded premiums written	(17,799)	(16,546)	(15,318)	(14,525)	(15,233)	(14,389)
Ceded premiums earned	(20,487)	(19,286)	(18,077)	(16,218)	(14,898)	(13,393)
Ceded claims and claims expenses	710	337	173	543	800	277
Ceding commission written	3,549	3,320	3,064	2,905	3,047	2,878
Ceding commission earned	4,084	3,814	3,536	3,151	2,885	2,581
Profit commission	11,666	11,272	10,707	9,201	8,139	7,758

EXHIBIT 99.1

Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	($ Values In Millions)
New insurance written	$6,962	$7,361	$6,513	$6,460	$6,876	$6,115
New risk written	1,799	1,883	1,647	1,580	1,665	1,496
Insurance in force (IIF) (1)	68,551	63,527	58,089	53,434	48,465	43,259
Risk in force (1)	17,091	15,744	14,308	13,085	11,843	10,572
Policies in force (count) (1)	280,825	262,485	241,993	223,263	202,351	180,089
Average loan size (1)	$0.244	$0.242	$0.240	$0.239	$0.240	$0.240
Average coverage (2)	24.9%	24.8%	24.6%	24.5%	24.4%	24.4%
Loans in default (count) (1)	877	746	768	1,000	928	350
Percentage of loans in default	0.3%	0.3%	0.3%	0.5%	0.5%	0.2%
Risk in force on defaulted loans (1)	$48	$42	$43	$57	$53	$19
Average premium yield (3)	0.42%	0.43%	0.44%	0.43%	0.44%	0.43%
Earnings from cancellations	$2.1	$2.6	$3.1	$2.8	$4.2	$4.3
Annual persistency (4)	87.1%	86.1%	85.5%	85.7%	86.1%	85.1%
Quarterly run-off (5)	3.1%	3.3%	3.5%	3.1%	3.9%	3.8%

(1)	Reported as of the end of the period.

(2)	Calculated as end of period risk in force (RIF) divided by IIF.

(3)	Calculated as net primary and pool premiums earned, net of reinsurance, divided by average gross primary IIF for the period, annualized.

(4)	Defined as the percentage of IIF that remains on our books after any 12-month period.

(5)	Defined as the percentage of IIF that is no longer on our books after any 3-month period.
The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended
	December 31, 2018	September 30, 2018	December 31, 2017
	($ In Millions)
>= 760	$3,125	$3,191	$2,847
740-759	1,198	1,228	1,055
720-739	1,033	1,095	943
700-719	797	878	877
680-699	559	632	611
<=679	250	337	543
Total	$6,962	$7,361	$6,876
Weighted average FICO	750	747	743

EXHIBIT 99.1

Primary NIW by LTV	For the three months ended
	December 31, 2018	September 30, 2018	December 31, 2017
	(In Millions)
95.01% and above	$582	$676	$988
90.01% to 95.00%	3,409	3,553	2,889
85.01% to 90.00%	2,224	2,373	1,870
85.00% and below	747	759	1,129
Total	$6,962	$7,361	$6,876
Weighted average LTV	92.1%	92.5%	92.3%

Primary NIW by purchase/refinance mix	For the three months ended
	December 31, 2018		September 30, 2018	December 31, 2017
	(In Millions)
Purchase	$6,627	335,268	$7,022	$5,739
Refinance	335		339	1,137
Total	$6,962		$7,361	$6,876
The table below presents a summary of our primary IIF and RIF by book year as of December 31, 2018.

Primary IIF and RIF	As of December 31, 2018
	IIF	RIF
	(In Millions)
2018	$26,310	$6,664
2017	18,858	4,627
2016	15,400	3,795
2015	6,860	1,723
2014	1,093	275
2013	30	7
Total	$68,551	$17,091
The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	December 31, 2018	September 30, 2018	December 31, 2017
	(In Millions)
>= 760	$31,870	$29,627	$23,438
740-759	11,294	10,386	7,781
720-739	9,338	8,566	6,259
700-719	7,574	7,008	5,179
680-699	5,062	4,655	3,408
<=679	3,413	3,285	2,400
Total	$68,551	$63,527	$48,465

EXHIBIT 99.1

Primary RIF by FICO	As of
	December 31, 2018	September 30, 2018	December 31, 2017
	(In Millions)
>= 760	$7,955	$7,361	$5,764
740-759	2,836	2,592	1,909
720-739	2,341	2,131	1,527
700-719	1,886	1,732	1,256
680-699	1,256	1,145	821
<=679	817	783	566
Total	$17,091	$15,744	$11,843

Primary IIF by LTV	As of
	December 31, 2018	September 30, 2018	December 31, 2017
	(In Millions)
95.01% and above	$6,774	$6,309	$3,946
90.01% to 95.00%	31,507	28,879	21,763
85.01% to 90.00%	20,668	19,074	14,766
85.00% and below	9,602	9,265	7,990
Total	$68,551	$63,527	$48,465

Primary RIF by LTV	As of
	December 31, 2018	September 30, 2018	December 31, 2017
	(In Millions)
95.01% and above	$1,801	$1,670	$1,054
90.01% to 95.00%	9,185	8,416	6,354
85.01% to 90.00%	4,994	4,590	3,523
85.00% and below	1,111	1,068	912
Total	$17,091	$15,744	$11,843

Primary RIF by Loan Type	As of
	December 31, 2018	September 30, 2018	December 31, 2017

Fixed	98%	98%	98%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	2	2	2
Total	100%	100%	100%
The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	December 31, 2018	September 30, 2018	December 31, 2017
	(In Millions)
IIF, beginning of period	$63,527	$58,089	$43,259
NIW	6,962	7,361	6,876
Cancellations and other reductions	(1,938)	(1,923)	(1,670)
IIF, end of period	$68,551	$63,527	$48,465

EXHIBIT 99.1

Geographic Dispersion
The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	December 31, 2018	September 30, 2018	December 31, 2017
California	13.0%	13.3%	13.5%
Texas	8.2	8.1	7.8
Florida	5.0	4.9	4.5
Arizona	4.9	5.0	4.6
Virginia	4.9	4.9	5.3
Michigan	3.6	3.7	3.7
Pennsylvania	3.6	3.6	3.6
Colorado	3.5	3.4	3.6
Illinois	3.4	3.4	3.4
Maryland	3.2	3.2	3.5
Total	53.3%	53.5%	53.5%
The following table shows portfolio data by book year, as of December 31, 2018.

	As of December 31, 2018
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative default rate (2)
	($ Values in Millions)
2013	$162	$30	19%	655	161	—	1	0.2%	0.2%
2014	3,451	1,093	32%	14,786	5,709	51	28	3.6%	0.5%
2015	12,422	6,860	55%	52,548	31,846	181	56	2.7%	0.5%
2016	21,187	15,400	73%	83,626	64,320	258	39	2.2%	0.4%
2017	21,582	18,858	87%	85,897	77,617	293	6	2.8%	0.3%
2018	27,295	26,310	96%	104,043	101,172	94	—	1.3%	0.1%
Total	$86,099	$68,551		341,555	280,825	877	130

(1)	The ratio of claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.

(2)	The sum of claims paid ever to date and notices of default as of the end of the period divided by policies ever in force.

EXHIBIT 99.1

The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claims expenses:

	For the three months ended		For the year ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

	(In Thousands)
Beginning balance	$10,908	$6,123	$8,761	$3,001
Less reinsurance recoverables (1)	(2,517)	(1,174)	(1,902)	(297)
Beginning balance, net of reinsurance recoverables	8,391	4,949	6,859	2,704

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	2,770	2,594	7,860	6,140
Prior years (3)	(629)	(220)	(2,408)	(801)
Total claims and claims expenses incurred	2,141	2,374	5,452	5,339

Less claims paid:
Claims and claim expenses paid:
Current year (2)	93	27	130	27
Prior years (3)	629	437	2,371	1,157
Total claims and claim expenses paid	722	464	2,501	1,184

Reserve at end of period, net of reinsurance recoverables	9,810	6,859	9,810	6,859
Add reinsurance recoverables (1)	3,001	1,902	3,001	1,902
Ending balance	$12,811	$8,761	$12,811	$8,761

(1)	Related to ceded losses recoverable under the QSR Transactions, included in "Other Assets" on the Condensed Consolidated Balance Sheets.

(2)
Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan had defaulted in a prior year and subsequently cured and later re-defaulted in the current year, that default would be included in the current year. Amounts are presented net of reinsurance.

(3)	Related to insured loans with defaults occurring in prior years, which have been continuously in default since that time. Amounts are presented net of reinsurance.
The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended		For the year ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Beginning default inventory	746	350	928	179
Plus: new defaults	479	783	1,559	1,262
Less: cures	(318)	(194)	(1,521)	(486)
Less: claims paid	(30)	(11)	(89)	(27)
Ending default inventory	877	928	877	928

EXHIBIT 99.1

The following table provides details of our claims paid, before giving effect to claims ceded under the 2016 QSR Transaction, for the periods indicated. We did not cede any claims paid under the 2018 QSR Transaction during the periods indicated.

	For the three months ended		For the year ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(In Thousands)
Number of claims paid (1)	30	11	89	27
Total amount paid for claims	$947	$535	$3,164	$1,266
Average amount paid per claim (2)	$34	$49	$39	$47
Severity(3)	64%	90%	72%	86%

(1)	Count includes claims settled without payment.

(2)	Calculation is net of claims settled without payment.

(3)	Severity represents the total amount of claims paid including claims expenses divided by the related RIF on the loan at the time the claim is perfected which included claims settled without payment.
The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of December 31, 2018	As of December 31, 2017
	(In Thousands)
Case (1)	$14	$8
IBNR (2)	1	1
Total	$15	$9

(1)	Defined as the gross reserve per insured loan in default.

(2)	Amount includes claims adjustment expenses.
    The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	December 31, 2018	September 30, 2018	December 31, 2017
	(In Thousands)
Available Assets	$733,762	$702,020	$527,897
Risk-Based Required Assets	511,268	398,975	446,226